AVIS BUDGET GROUP REPORTS SECOND QUARTER 2019 RESULTS

PARSIPPANY, N.J., August 5, 2019 - Avis Budget Group, Inc. (NASDAQ: CAR) today reported results for its second quarter ended June 30, 2019.

Second Quarter Highlights:

•	Record second quarter revenues of $2.3 billion, including the negative impact of $46 million, or 2%, from currency exchange rate movements

•	Net income increased to $62 million, a $36 million increase from prior year, for diluted earnings of $0.81 per share

•	Adjusted EBITDA increased to $175 million, up 9% from prior year

•	Adjusted diluted earnings of $0.79 per share increased by 39%

•	Reaffirm projected full-year 2019 guidance

•	Increased share repurchase authorization by $100 million to a total of $250 million, or 9% of shares outstanding

Total Company

We set record second quarter revenues with a 2% increase in Rental Days, partially offset by currency exchange movements. Overall Per-Unit Fleet Costs improved 8% year-over-year, while utilization also improved 70 basis points. For the quarter, net income was $62 million, or $0.81 per diluted share. Adjusted EBITDA was $175 million and Adjusted net income was $61 million, or $0.79 per diluted share.

“In the second quarter, we achieved record revenues and improved our Adjusted EBITDA margin by 90 basis points in constant currency. We also achieved record Net Promoter Scores in both the Americas and International regions,” said Larry De Shon, Avis Budget Group President and Chief Executive Officer. “Our earnings were driven by a continued focus on more profitable rentals as evidenced by our eighth consecutive quarter of increased leisure pricing in the Americas, and our ability to capitalize on a strong residual fleet environment."

“We are executing on our strategic initiatives and are seeing meaningful benefits from our partnerships with Lyft, Via, Fetch, Waymo, and Otonomo. We are also pleased to announce our new partnership with Uber to expand our ride-hail fleet initiative. These initiatives continue to provide opportunities within the mobility industry for our customers while improving profitability and maintaining our position as a global leader in mobility solutions.”

Americas

Revenues in the quarter were up 2% compared to the prior year due to a 2% increase in Rental Days and a 1% increase in Revenue per Day. Per-Unit Fleet Costs decreased by 10% as we continue to utilize alternative disposition channels to take advantage of strong residual values. Adjusted EBITDA increased to $152 million and margin expanded to 9.3%.

Joe Ferraro, President, Americas commented, “Our record revenues along with our growing alternative channel dispositions expanded our Adjusted EBITDA margins over 250 basis points from the prior year.”

International

Revenues in the quarter were 4% lower driven by a 6% impact from currency exchange movements. Rental Days increased 3%, partially offset by a 1% decrease in Revenue per Day, excluding exchange rate effects. Per-Unit Fleet Costs were flat in the quarter, excluding exchange rate effects, while utilization improved 60 basis points. This resulted in Adjusted EBITDA of $39 million for the quarter.

“Our customer approval rating hit record highs, increasing by 650 basis points over the prior year,” said Keith Rankin, President, International.

Capital Allocation and Liquidity

In July, we completed an offering of $400 million of 5.75% Senior Notes due July 2027. We subsequently redeemed a portion of our outstanding 5.50% Senior Notes due April 2023.

As of June 30, 2019, our corporate debt was approximately $3,535 million and cash and cash equivalents totaled $534 million, bringing net corporate debt to $3,001 million, and our net corporate leverage ratio to 3.8x. We also announced that our share repurchase authorization has been increased by an additional $100 million, which authorizes a total of $250 million in repurchases.

Weighted average diluted shares outstanding were 76.4 million in the quarter compared to 81.5 million in the prior year, a 6% year-over-year reduction.

Investor Conference Call

We will host a conference call to discuss second quarter results and its outlook on August 6, 2019, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (877)-407-2991 and a replay will available on our website and at (877)-660-6853 using conference code 13692335.

Outlook

Our full-year 2019 outlook includes non-GAAP financial measures and excludes the effect of future changes in currency exchange rates. We believe that it is impracticable to provide a reconciliation to the most comparable GAAP measures due to the forward-looking nature of these forecasted Adjusted earnings measures and the degree of uncertainty associated with forecasting the reconciling items and amounts. We further believes that providing estimates of the amounts that would be required to reconcile the forecasted adjusted measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors. The after-tax effect of such reconciling items could be significant to our future quarterly or annual results.

2019 guidance:

$ millions *	2019 Estimates
Revenues	$9,200 - $9,500
Adjusted EBITDA	$750 - $850
Non-vehicle related depreciation and amortization	$200 - $215
Interest expense related to corporate debt, net	$180 - $190
Adjusted pretax income	$350 - $450
Adjusted net income	$260 - $320
Adjusted diluted earnings per share	$3.35 - $4.20
Capital expenditures	$230 - $250
Cash taxes, vehicle programs and other	$70 - $120
Adjusted free cash flow	$250 - $300
* Excluding Adjusted diluted earnings per share.
Non-vehicle related depreciation and amortization excludes acquisition-related amortization expense.
Interest expense related to corporate debt, net excludes early extinguishment of debt.

$ change millions (better)/worse	vs prior year
Vehicle interest expense (rate impact)	$25 - $35
Adjusted EBITDA net currency translation	$15 - $25

Americas

% change	vs prior year
Rental Days	0.0% - 2.0%
Revenue per Day	0.0% - 1.5%
Per-Unit Fleet Costs per Month	(3.0%) - (7.0%)
Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

International

% change	vs prior year
Rental Days	3.0% - 6.0%
Revenue per Day	(1.0%) - (4.0%)
Per-Unit Fleet Costs per Month	0.0% - 2.0%
Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 11,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world's leading car sharing network, with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 30,000 employees and is headquartered in Parsippany, N.J. More information is available at www.avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, future fleet costs, acquisition synergies, cost-saving initiatives, cash flows and future share repurchases are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the high level of competition in the mobility industry, changes in our fleet costs as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers that supply our rental vehicles which could effect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, any change in economic conditions generally, particularly during our peak season and/or in key market segments, any change in travel demand, including changes in airline passenger traffic, any occurrence or threat of terrorism, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, governmental or regulatory inquiries or investigations, risks related to the security of our information technology systems, disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness, and our ability to accurately estimate our future results and implement our strategy for growth and cost savings. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events of circumstances.

Non-GAAP Financial Measures and Key Metrics

This release includes financial measures such as Adjusted EBITDA and Adjusted free cash flow, as well as other financial measures that exclude certain items that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained on Table 1, Table 4, Table 5 and Appendix I of this release. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income(loss) before income taxes, net income (loss) and diluted earnings (loss) per share, respectively. Foreign currency translation effects on the Company’s results are quantified by translating the current period’s non-U.S. dollar-denominated results using the currency exchange rates of the prior period of comparison including any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, is calculated on a per-month basis.

Share Repurchase Program

The Company’s share repurchases may occur through open market purchases or trading plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors. The repurchase program may be suspended, modified or discontinued at any time without prior notice. The repurchase program has no set expiration or termination date.

Contacts
Media Contact:	Investor Contact:
Katie McCall	David Calabria
PR@avisbudget.com	IR@avisbudget.com

# # #
Tables Follow

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Income Statement and Other Items
Revenues	$2,337	$2,328	0%	$4,257	$4,296	(1%)
Income (loss) before income taxes	81	38	n/m	(55)	(91)	40%
Net income (loss)	62	26	n/m	(29)	(61)	52%
Earnings (loss) per share - diluted	0.81	0.32	n/m	(0.39)	(0.75)	48%

Adjusted Earnings Measures (non-GAAP) (A)
Adjusted EBITDA	175	161	9%	174	163	7%
Adjusted pretax income (loss)	75	64	17%	(18)	(28)	36%
Adjusted net income (loss)	61	46	33%	2	(14)	n/m
Adjusted earnings (loss) per share - diluted	0.79	0.57	39%	0.01	(0.17)	n/m

	As of
	June 30, 2019	December 31, 2018
Balance Sheet Items
Cash and cash equivalents	$534	$615
Vehicles, net	14,278	11,474
Debt under vehicle programs	12,456	10,232
Corporate debt	3,535	3,551
Stockholders' equity	376	414

Segment Results
	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Revenues
Americas	$1,627	$1,590	2%	$2,954	$2,938	1%
International	710	738	(4%)	1,303	1,358	(4%)
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$2,337	$2,328	0%	$4,257	$4,296	(1%)

Adjusted EBITDA
Americas	$152	$107	42%	$187	$122	53%
International	39	71	(45%)	18	74	(76%)
Corporate and Other	(16)	(17)	n/m	(31)	(33)	n/m
Total Company	$175	$161	9%	$174	$163	7%

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$2,337	$2,328	$4,257	$4,296

Expenses
Operating	1,172	1,175	2,243	2,267
Vehicle depreciation and lease charges, net	543	591	1,028	1,106
Selling, general and administrative	313	321	597	617
Vehicle interest, net	90	80	171	152
Non-vehicle related depreciation and amortization	66	67	133	128
Interest expense related to corporate debt, net:
Interest expense	48	49	90	95
Early extinguishment of debt	—	—	—	5
Restructuring and other related charges	23	4	44	10
Transaction-related costs, net	1	3	6	7
Total expenses	2,256	2,290	4,312	4,387

Income (loss) before income taxes	81	38	(55)	(91)
Provision for (benefit from) income taxes	19	12	(26)	(30)
Net income (loss)	$62	$26	$(29)	$(61)

Earnings (loss) per share - diluted
Basic	$0.81	$0.33	$(0.39)	$(0.75)
Diluted	$0.81	$0.32	$(0.39)	$(0.75)

Weighted average shares outstanding
Basic	76.0	80.7	75.9	80.8
Diluted	76.4	81.5	75.9	80.8

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change

Americas

Rental Days (000’s)	29,166	28,729	2%	53,875	53,671	0%
Revenue per Day, excluding exchange rate effects (A)	$55.90	$55.35	1%	$55.00	$54.74	0%
Average Rental Fleet	454,608	452,526	0%	425,808	425,578	0%
Vehicle Utilization	70.5%	69.8%	70 bps	69.9%	69.7%	20 bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$289	$322	(10%)	$293	$322	(9%)

International

Rental Days (000’s)	14,877	14,375	3%	27,333	25,889	6%
Revenue per Day, excluding exchange rate effects (A)	$50.62	$51.31	(1%)	$51.07	$52.44	(3%)
Average Rental Fleet	228,561	222,826	3%	213,127	203,816	5%
Vehicle Utilization	71.5%	70.9%	60 bps	70.9%	70.2%	70 bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$230	$230	0%	$235	$231	2%

Total

Rental Days (000’s)	44,043	43,104	2%	81,208	79,560	2%
Revenue per Day, excluding exchange rate effects (A)	$54.12	$54.00	0%	$53.68	$53.99	(1%)
Average Rental Fleet	683,169	675,352	1%	638,935	629,394	2%
Vehicle Utilization	70.8%	70.1%	70 bps	70.2%	69.8%	40 bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$269	$292	(8%)	$274	$293	(6%)
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(A)	The following metrics include changes in currency exchange rates:
	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change

Americas

Revenue per Day	$55.77	$55.35	1%	$54.83	$54.74	0%
Per-Unit Fleet Costs per Month	$289	$322	(10%)	$292	$322	(9%)

International

Revenue per Day	$47.70	$51.31	(7%)	$47.65	$52.44	(9%)
Per-Unit Fleet Costs per Month	$217	$230	(6%)	$220	$231	(5%)

Total

Revenue per Day	$53.04	$54.00	(2%)	$52.42	$53.99	(3%)
Per-Unit Fleet Costs per Month	$265	$292	(9%)	$268	$293	(9%)

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Six Months Ended June 30, 2019
Operating Activities
Net cash provided by operating activities	$965

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(84)
Net cash used in investing activities of vehicle programs	(3,062)
Net cash used in investing activities	(3,146)

Financing Activities
Net cash provided by (used in) financing activities exclusive of vehicle programs	(31)
Net cash provided by (used in) financing activities of vehicle programs	2,058
Net cash provided by (used in) financing activities	2,027

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	4
Net change in cash and cash equivalents, program and restricted cash	(150)
Cash and cash equivalents, program and restricted cash, beginning of period (A)	735
Cash and cash equivalents, program and restricted cash, end of period (B)	$585

_______
(A)	Consists of cash and cash equivalents of $615 million, program cash of $115 million and restricted cash of $5 million.
(B)	Consists of cash and cash equivalents of $534 million, program cash of $48 million and restricted cash of $3 million.

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (C)

Six Months Ended June 30, 2019
Loss before income taxes	$(55)
Add-back of non-vehicle related depreciation and amortization	133
Add-back of restructuring and other related costs	44
Add-back of transaction-related costs	6
Working capital and other	(78)
Capital expenditures	(117)
Tax payments, net of refunds	(47)
Vehicle programs and related (D)	55
Adjusted free cash flow	(59)

Acquisition and related payments, net of acquired cash (E)	(38)
Dispositions, net of tax payments (F)	64
Borrowings, net of debt repayments	(10)
Restructuring and other related payments	(18)
Transaction-related payments	(8)
Repurchases of common stock	(4)
Change in program cash	(67)
Change in restricted cash	(2)
Foreign exchange effects, financing costs and other	(8)
Net change in cash and cash equivalents, program and restricted cash (per above)	$(150)

_______
(C)
The Company has revised its definition of Adjusted free cash flow to exclude payments for restructuring and other related charges. Our calculation of Adjusted free cash flow may not be comparable to the calculation of similarly-titled measures used by other companies. See Appendix I for the definition of Adjusted free cash flow.

(D)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.
(E)
Excludes $19 million of vehicles purchased as a part of a North America licensee acquisition, which was financed through incremental vehicle-backed borrowings, and includes equity method investment of $3 million in our licensee in Greece.

(F)	Proceeds received on the sale of our equity method investment in Anji Car Rental & Leasing Company Limited ("Anji"), net of cross-border withholding taxes of $4 million.

Table 4 (page 2 of 2)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Six Months Ended June 30, 2019
Net cash provided by operating activities (per above)	$965
Investing activities of vehicle programs	(3,062)
Financing activities of vehicle programs	2,058
Capital expenditures	(117)
Proceeds received on sale of assets and nonmarketable equity securities	18
Change in program cash	67
Change in restricted cash	2
Acquisition and disposition-related payments	(16)
Restructuring and other related payments	18
Transaction-related payments	8
Adjusted free cash flow (per above)	$(59)

Table 5 (page 1 of 2)
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below with reconciliations of net income (loss), income (loss) before income taxes and diluted earnings (loss) per share to Adjusted EBITDA and our Adjusted earnings measures.

		Three Months Ended June 30,
Reconciliation of net income to Adjusted EBITDA:		2019	2018

	Net income	$62	$26
	Provision for income taxes	19	12
	Income before income taxes	81	38

	Add certain items:
	Restructuring and other related charges	23	4
	Acquisition-related amortization expense	14	19
	Transaction-related costs, net	1	3
	Gain on sale of equity method investment in Anji (A)	(44)	—
	Adjusted pretax income	75	64

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	52	48
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	48	49
	Adjusted EBITDA	$175	$161

Reconciliation of net income to adjusted net income:

	Net income	$62	$26
	Add certain items, net of tax:
	Restructuring and other related charges	18	4
	Acquisition-related amortization expense	10	13
	Transaction-related costs, net	1	3
	Gain on sale of equity method investment in Anji	(30)	—
	Adjusted net income	$61	$46

	Earnings per share - Diluted	$0.81	$0.32

	Adjusted diluted earnings per share	$0.79	$0.57

	Shares used to calculate Adjusted diluted earnings per share	76.4	81.5

_______
(A)	Reported within operating expenses in our Consolidated Statements of Operations.

Table 5 (page 2 of 2)

		Six Months Ended June 30,
Reconciliation of net loss to Adjusted EBITDA:		2019	2018

	Net loss	$(29)	$(61)
	Benefit from income taxes	(26)	(30)
	Loss before income taxes	(55)	(91)

	Add certain items:
	Restructuring and other related charges	44	10
	Acquisition-related amortization expense	31	32
	Transaction-related costs, net	6	7
	Non-operational charges related to shareholder activist activity (A)	—	9
	Early extinguishment of debt	—	5
	Gain on sale of equity method investment in Anji (B)	(44)	—
	Adjusted pretax loss	(18)	(28)

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	102	96
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	90	95
	Adjusted EBITDA	$174	$163

Reconciliation of net loss to adjusted net income (loss):

	Net loss	$(29)	$(61)
	Add certain items, net of tax:
	Restructuring and other related charges	34	8
	Acquisition-related amortization expense	22	22
	Transaction-related costs, net	5	6
	Non-operational charges related to shareholder activist activity	—	7
	Early extinguishment of debt	—	4
	Gain on sale of equity method investment in Anji	(30)	—
	Adjusted net income (loss)	$2	$(14)

	Loss per share - Diluted	$(0.39)	$(0.75)

	Adjusted diluted earnings (loss) per share	$0.01	$(0.17)

	Shares used to calculate Adjusted diluted earnings (loss) per share	76.4	80.8

_______
(A)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.
(B)	Reported within operating expenses in our Consolidated Statements of Operations.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended June 30, 2019			Three Months Ended June 30, 2018
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$1,627	$710	$2,337	$1,590	$738	$2,328
Currency exchange rate effects	3	43	46	—	—	—
Revenue excluding exchange rate effects	$1,630	$753	$2,383	$1,590	$738	$2,328
Rental days (000's)	29,166	14,877	44,043	28,729	14,375	43,104
RPD excluding exchange rate effects (in $'s)	$55.90	$50.62	$54.12	$55.35	$51.31	$54.00

Vehicle Utilization
Rental days (000's)	29,166	14,877	44,043	28,729	14,375	43,104
Average rental fleet	454,608	228,561	683,169	452,526	222,826	675,352
Number of days in period	91	91	91	91	91	91
Available rental days (000's)	41,369	20,799	62,168	41,180	20,277	61,457
Vehicle utilization	70.5%	71.5%	70.8%	69.8%	70.9%	70.1%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$394	$149	$543	$437	$154	$591
Currency exchange rate effects	—	9	9	—	—	—
	$394	$158	$552	$437	$154	$591
Average rental fleet	454,608	228,561	683,169	452,526	222,826	675,352
Per-unit fleet costs (in $'s)	$867	$690	$808	$967	$690	$876
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$289	$230	$269	$322	$230	$292

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$2,954	$1,303	$4,257	$2,938	$1,358	$4,296
Currency exchange rate effects	9	93	102	—	—	—
Revenue excluding exchange rate effects	$2,963	$1,396	$4,359	$2,938	$1,358	$4,296
Rental days (000's)	53,875	27,333	81,208	53,671	25,889	79,560
RPD excluding exchange rate effects (in $'s)	$55.00	$51.07	$53.68	$54.74	$52.44	$53.99

Vehicle Utilization
Rental days (000's)	53,875	27,333	81,208	53,671	25,889	79,560
Average rental fleet	425,808	213,127	638,935	425,578	203,816	629,394
Number of days in period	181	181	181	181	181	181
Available rental days (000's)	77,071	38,576	115,647	77,029	36,891	113,920
Vehicle utilization	69.9%	70.9%	70.2%	69.7%	70.2%	69.8%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$747	$281	$1,028	$823	$283	$1,106
Currency exchange rate effects	1	20	21	—	—	—
	$748	$301	$1,049	$823	$283	$1,106
Average rental fleet	425,808	213,127	638,935	425,578	203,816	629,394
Per-unit fleet costs (in $'s)	$1,758	$1,412	$1,642	$1,935	$1,388	$1,758
Number of months in period	6	6	6	6	6	6
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$293	$235	$274	$322	$231	$293

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net charges for unprecedented personal-injury legal matters, non-operational charges related to shareholder activist activity, gain on sale of equity method investment in Anji and income taxes. Net charges for unprecedented personal-injury legal matters and gain on sale of equity method investment in Anji are recorded within operating expenses in our consolidated condensed statement of operations. Non-operational charges related to shareholder activist activity include third party advisory, legal and other professional service fees and are recorded within selling, general and administrative expenses in our consolidated results of operations. We have revised our definition of Adjusted EBITDA to exclude the gain on sale of equity method investment in Anji. We did not revise prior years’ Adjusted EBITDA amounts because there were no gains similar in nature to this gain. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $12 million and $8 million in second quarter 2019 and 2018, respectively, and totaling $23 million and $20 million in the six months ended June 30, 2019 and 2018, respectively.

We believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Earnings Non-GAAP Measures
The accompanying press release and tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and other certain items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted earnings Non-GAAP measures from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges and non-operational charges related to shareholder activist activity. We have revised our definition of Adjusted Free Cash Flow to exclude restructuring and other related charges and have revised prior years' Adjusted Free Cash Flow amounts accordingly. We believe this change is meaningful to investors as it brings the measurement in line with our other non-GAAP measures. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.